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Exhibit 5.1

[Letterhead of Ballard Spahr Andrews & Ingersoll, LLP]

June 13, 2003

Triumph Group, Inc.
1550 Liberty Ridge
Suite 100
Wayne, PA 19087

    RE: Triumph Group, Inc.—
    Registration Statement on Form S-3

Ladies and Gentlemen:

        We have acted as counsel to Triumph Group, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement filed today on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") in connection with the registration under the Securities Act of 1933, as amended, of up to 1,206,135 shares of the Company's common stock, par value $.001 per share ("Common Stock"), to be sold by the selling stockholder identified in the Registration Statement.

        We are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of shares of Common Stock by the selling stockholder. In this connection, we have examined and relied upon such corporate records and other documents, instruments and certificates and have made such other investigations as we deemed appropriate as the basis for the opinion set forth below. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified, conformed or photostatic copies and the authenticity of such original documents.

        The opinion expressed below is based on the assumption that the Registration Statement will become effective.

        Based upon the foregoing, we are of the opinion that the 1,206,135 shares of Common Stock to be sold by the selling stockholder have been duly authorized by the Company and are legally issued, fully paid and non-assessable.

        We hereby consent to the filing of this opinion as Exhibit 5.1 of the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus forming a part thereof.

                      Very truly yours,

                      /s/ Ballard Spahr Andrews & Ingersoll, LLP

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  Exhibit 5.1